                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE                           COMPANY CONTACT:  Paul A. Miller
                                                                 (978)  725-7555

                                 LSB CORPORATION
                           FOURTH QUARTER RESULTS 2003

NORTH ANDOVER, MA, -- (BUSINESS WIRE) - January 16, 2004 - LSB Corporation, (the "Corporation" or the "Company") (NASDAQ-LSBX), today announced results for the quarter ended and year ended December 31, 2003. Press releases and SEC filings can be viewed on the internet at our website www.LawrenceSavings.com/press-main.asp or www.LawrenceSavings.com/stockholder-info.asp, respectively.

The Corporation reported net income of $2,297,000 or $0.52 diluted earnings per share for the fourth quarter of 2003. This amount compares to net income of $770,000 or $0.17 diluted earnings per share for the same period of 2002. Net income for the year ended December 31, 2003 totaled $4,136,000 or $0.94 diluted earnings per share compared to $3,100,000 or $0.69 diluted earnings per share for the year ended December 31, 2002.

On October 21, 2003 the Massachusetts Appeals Court rendered a favorable opinion on a lawsuit in which the Corporation's wholly owned subsidiary, Lawrence Savings Bank, (the "Bank") was the plaintiff. The Bank received judgment in the amount of $1,996,000 on October 30, 2003. This payment received was recorded in non-interest income. The after tax impact is approximately $1,251,000 which represents approximately $0.29 per basic earnings per share.

Net income for the quarter ended December 31, 2003 increased primarily attributable to the favorable resolution of the lawsuit. Net interest income for the quarter declined by $192,000 compared to last year. Also non-interest income decreased by $105,000 (excluding the impact of the lawsuit) and non-interest expenses declined by $289,000. The decrease in non-interest income of $105,000 for the fourth quarter of 2003 from $392,000 in the same quarter of 2002 was primarily due to a decrease in the gains on sales of mortgage loans to $10,000 from $206,000 in the fourth quarter of 2003 and 2002, respectively. Partially offsetting this decline was a lower loss on loan fees to $33,000 in 2003 compared to a loss of $131,000 in 2002. The loss in loan fees for the fourth quarters can be attributed to provisions for losses on mortgage servicing rights (MSR's) of $30,000 and $135,000 in the fourth quarters of 2003 and 2002, respectively, due to higher than normal prepayment speeds used in the fair value calculation of MSR's caused by the low interest rate environment on mortgage loans. Non-interest expenses were $2,277,000 in the fourth quarter of 2003 compared to $2,566,000 for the same quarter of 2002. This decrease in the fourth quarter of 2003 is primarily due to a reduction in professional fees to $93,000 from $176,000 in the fourth quarter of 2002 resulting from a reduction in legal expenses. Salaries and employee benefits declined to $1,435,000 from $1,480,000 in the fourth quarter of 2003 due to the salary reduction initiatives and lower headcount. Administrative expenses, included in other expenses, totaled $64,000 in the fourth quarter of 2003 down from $105,000 in 2002's fourth quarter.

Net income for the year ended 2003 increased due primarily to the favorable resolution of the lawsuit. Net interest income decreased by $1,216,000 for the year ended 2003 compared to 2002. Non-interest income increased by $115,000 (excluding the payment from the lawsuit) for the year ended 2003 compared to $1,493,000 in 2002. This increase was mainly attributable to increased income on loan fees to $20,000 in 2003 compared to a loss of $145,000 in 2002. The current year's income on loan fees can be attributed to $186,000 in commercial loan prepayment penalties for the year ended 2003. Also contributing to the increase were deposit fees of $713,000 in 2003 compared to $665,000 in the same period of 2002. Partially offsetting these increases was a reduction in gains on the sale of mortgage loans to $467,000 from $529,000 in 2003 and 2002, respectively. Non-interest expenses decreased to $9,738,000 down from $10,155,000 in 2002. This decline is primarily attributable to a reduction in professional fees to $643,000 from $806,000 resulting from lower legal fees. Salaries and employee benefits decreased to $5,923,000 from $6,006,000 resulting from the salary reduction initiatives and lower headcount. Other expenses decreased $148,000 mainly attributable to reductions in marketing, professional development and administrative expenses due to expense reduction efforts.

Net interest income decreased to $3,284,000 for the fourth quarter 2003 compared to $3,476,000 in the same quarter in 2002. Net interest income declined by $1,216,000 for the year ended December 31, 2003 compared to the same period in 2002. Interest income during the year 2003 experienced an overall decrease due to a declining interest rate environment on interest earning assets and a lower average balance of loans from the same periods in 2002. The coverage of the allowance for loan losses to total loans has increased to 2.00% at December 31, 2003 from 1.71% at December 31, 2002 attributable to lower loan balances. Interest expense was also affected by a similar decline in interest rates resulting in lower rates paid on deposits and borrowed funds; however, the rates paid on deposits and borrowed funds have declined at a slower pace during 2003 from 2002. As a result, the net interest margin decreased year to date in 2003 to 2.90% from 3.20% in 2002.

The Corporation continues to look for quality assets and seeks to maintain a low level of risk assets and to grow the loan portfolio profitably. This is evident by the low level of delinquencies and non-performing loans as of December 31, 2003 and 2002. Non-performing loans totaled zero and $1,000 at December 31, 2003 and December 31, 2002, respectively. The Company has made zero provisions for loan losses in 2003 and 2002. The Company has not acquired property through foreclosure in the past five years.

Total assets increased to $466,108,000 at December 31, 2003 up from $439,134,000 at December 31, 2002. The increase in asset size at December 31, 2003 from December 31, 2002 is due to an increase of $66,469,000 in investment securities. The cash used for this net security purchase increase came from the payoff of loans which declined by $31,624,000, the reduction of $8,744,000 in Federal funds and an increase in borrowed funds of $31,761,000 since December 31, 2002.

Total deposits at December 31, 2003 were $272,540,000 down from $279,465,000 at December 31, 2002. The change from December 31, 2002 is due to a decrease in certificates of deposit accounts partially offset by an increase in money market investment accounts. The mix of deposits changed from higher interest bearing deposits to lower interest bearing accounts.

At December 31, 2003, the Company's stockholder's equity was $55,002,000 as compared to $54,059,000 at December 31, 2002. The change during 2003 occurred due to net income of $4,136,000 and the exercise of stock options of $511,000, which increased stockholders' equity. The following items decreased stockholders' equity: a $659,000 decrease in market values on securities available for sale (net of taxes), the declaration of dividends of $2,023,000 and stock repurchases of $1,022,000. The Corporation's leverage ratio was 12.11% and 12.10% at December 31, 2003 and December 31, 2002, respectively. The Corporation exceeds all regulatory minimum capital ratio requirements as defined by the Federal Reserve Bank as of and for all periods presented. The Bank exceeds all regulatory minimum capital ratio requirements as defined by the FDIC as of and for all periods presented.

Lawrence Savings Bank, the Company's wholly-owned subsidiary, is a Massachusetts-chartered savings bank organized in 1868 and headquartered at 30 Massachusetts Avenue, North Andover, Massachusetts, approximately 25 miles north of downtown Boston. Lawrence Savings Bank operates 5 banking offices in Andover, Lawrence, Methuen, and North Andover. Go to www.LawrenceSavings.com for all your Internet Banking needs. Please visit it today.

This press release may contain certain statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are not historical facts and include expressions of management's expectations at a specific point in time regarding future relationships, structures, opportunities and market conditions. Such expectations may or may not be realized, depending on a number of variable factors, including but not limited to, changes in interest rates, disruptions in credit markets, changes in regional and local economic conditions, changes in the regulatory environment, and changes in the competitive environment in which the Company operates. As a result of such risks and uncertainties, the Company's actual results may differ materially from such forward-looking statements. The Company does not undertake, and specifically disclaims any obligation to publicly release revisions to any such forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statement.

                                 LSB CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET*
                      (In thousands, except per share data)

                                                December 31, 2003      December 31, 2002
                                                -----------------      -----------------

Loans                                                    $211,503               $243,127
Allowance for loan losses                                  (4,220)                (4,167)
Investments held to maturity                              184,286                113,325
Investments available for sale                             48,592                 53,084
Federal Home Loan Bank Stock                                6,593                  5,950
Federal funds sold                                            889                  9,633
Other assets                                               18,465                 18,182
                                                         --------               --------
Total assets                                             $466,108               $439,134
                                                         ========               ========
Deposits                                                 $272,540               $279,465
Borrowed funds                                            133,352                101,591
Other liabilities                                           5,214                  4,019
Stockholders' equity                                       55,002                 54,059
                                                         --------               --------
Total liabilities and stockholders' equity               $466,108               $439,134
                                                         ========               ========
Book value per share                                     $  12.99               $  12.71
                                                         --------               --------

                    CONDENSED CONSOLIDATED INCOME STATEMENT*
                        (In thousands, except share data)

                                                   Three months ended                  Twelve months ended
                                                   ------------------                  -------------------
                                      December 31, 2003   December 31, 2002   December 31, 2003   December 31, 2002
                                      -----------------   -----------------   -----------------   -----------------
Interest income                              $    5,381          $    6,079          $   21,334          $   25,138
Interest expense                                  2,097               2,603               8,977              11,565
                                             ----------          ----------          ----------          ----------
Net interest income                               3,284               3,476              12,357              13,573
Provision for loan losses                            --                  --                  --                  --
                                             ----------          ----------          ----------          ----------
Net interest income after provision
   for loan losses                                3,284               3,476              12,357              13,573
Non-interest income                                 287                 392               1,608               1,493
Lawsuit judgment collected                        1,996                  --               1,996                  --
Non-interest expense                              2,277               2,566               9,738              10,155
                                             ----------          ----------          ----------          ----------
Net income before income taxes                    3,290               1,302               6,223               4,911
Income tax expense                                  993                 532               2,087               1,811
                                             ----------          ----------          ----------          ----------
Net income                                   $    2,297          $      770          $    4,136          $    3,100
                                             ==========          ==========          ==========          ==========
Basic earnings per share                     $     0.54          $     0.18          $     0.98          $     0.71
Diluted earnings per share                   $     0.52          $     0.17          $     0.94          $     0.69
                                             ==========          ==========          ==========          ==========
Average shares outstanding                    4,229,326           4,283,770           4,215,944           4,348,085
Average diluted shares outstanding            4,431,309           4,441,919           4,391,812           4,518,649
                                             ==========          ==========          ==========          ==========

                          SELECT FINANCIAL INFORMATION*
                             (Dollars in thousands)

                                                        Three months ended                     Twelve months ended
                                                        ------------------                     -------------------
                                           December 31, 2003    December 31, 2002      December 31, 2003     December 31, 2002
                                           -----------------    -----------------      -----------------     -----------------
Select financial ratios:
  Return on average assets                              2.01%                0.70%                  0.94%                 0.71%
  Return on average stockholders' equity               16.92%                5.64%                  7.76%                 5.72%

                                                 December 31, 2003        December 31, 2002
                                                 -----------------        -----------------
Capital ratios:
  Shareholders' equity to total assets ratio                 11.80%                   12.31%
Risk-based ratio

   Leverage ratio                                            12.11%                   12.10%
   Total capital ratio                                       20.50%                   17.74%

Asset quality ratios:
   Allowance for loan losses to loans                         2.00%                    1.71%
   Risk assets to total assets                                0.00%                    0.00%
Risk assets:
   Non-performing loans                                     $    -                   $    1
   Other real estate owned                                       2                       12
                                                            ------                   ------
Total risk assets                                           $    2                   $   13
                                                            ======                   ======

*Unaudited